UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2007

Distributed Energy Systems Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50453	20-0177690
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive, Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 678-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 16, 2007, in connection with the appointment of Bernard H. Cherry as the Company’s Interim Chief Executive Officer, the Company entered into an agreement with BH Cherry LLC, a limited liability company wholly owned by Mr. Cherry, for Mr. Cherry’s services as Interim Chief Executive Officer. Under this agreement, the Company agreed to pay BH Cherry LLC $4,000 per day for Mr. Cherry’s services, plus reimbursement for reasonable expenses. A copy of this agreement is attached hereto as Exhibit 10.1.

On November 21, 2007, in connection with the resignation of Michael L. Miller as a member of the Company’s board of directors (as disclosed in Item 3.01 below), the Company entered into an agreement with Perseus Partners VII, L.P., pursuant to which the Company agreed to permit Mr. Miller to attend meetings of the Company’s board of directors as an observer. The Company also agreed to reappoint Mr. Miller to the board if the Company names an additional independent director and would therefore be able to maintain compliance with Nasdaq Marketplace Rule 4350(c)(1) with Mr. Miller on the board. A copy of this agreement is attached hereto as Exhibit 10.2.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 19, 2007, Distributed Energy Systems Corp. (the “Company”) received a notification from the NASDAQ Listing Qualifications Department providing notification that, because of the appointment of Bernard H. Cherry as the Company’s Interim Chief Executive Officer, the Company no longer had a majority of independent directors as required by Nasdaq Marketplace Rule 4350(c)(1).

To regain compliance with this rule, on November 21, 2007, Michael L. Miller resigned from the Company’s board of directors, effective immediately. After Mr. Miller’s resignation, there are five members of the Company’s board of directors: Mr. Cherry (chairman), John C. Fox, Paul F. Koeppe, James H. Ozanne and Theodore Stern. Messrs. Koeppe, Ozanne and Stern are independent directors.

On November 21, 2007, the Company issued a press release reporting the receipt of notification from NASDAQ regarding non-compliance with continued listing requirements. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 19, 2007, the Company agreed to terminate Walter W. Schroeder’s employment with the Company without cause, effective January 1, 2008. Under Mr. Schroeder’s employment agreement, he is entitled to six months of continuing salary payments, and the Company is required to pay 50% of his health insurance premiums, not to exceed $11,000 during any 12-month period, for comparable coverage until he is eligible to receive medical coverage in connection with other employment or he reaches age 65.

On November 21, 2007, Michael L. Miller resigned as a member of the Company’s board of directors. See Items 1.01 and 3.01 above for further information.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Letter agreement between the Company and BH Cherry LLC dated November 16, 2007.

10.2	Letter agreement between the Company and Perseus Partners VII, L.P. dated November 21, 2007.

99.1	Press release entitled “Distributed Energy Reports Receipt of Notification from NASDAQ Regarding Non-Compliance with Continued Listing Requirements” issued by the Company on November 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTED ENERGY SYSTEMS CORP.

Date: November 21, 2007	By:	/s/ Peter J. Tallian
Peter J. Tallian, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter agreement between the Company and BH Cherry LLC dated November 16, 2007.

10.2	Letter agreement between the Company and Perseus Partners VII, L.P. dated November 21, 2007.

99.1	Press release entitled “Distributed Energy Reports Receipt of Notification from NASDAQ Regarding Non-Compliance with Continued Listing Requirements” issued by the Company on November 19, 2007.